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                                                                    EXHIBIT 11.1

                                   IL FORNAIO

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          AND COMMON SHARE EQUIVALENT
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


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                                                                                               SIX MONTHS          SIX MONTHS
                                                                                                  ENDED               ENDED
                                                                                                JUNE 30,            JUNE 29,
                                      1994                1995                1996                1996                1997
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                           FULLY               FULLY               FULLY               FULLY               FULLY
                                PRIMARY   DILUTED   PRIMARY   DILUTED   PRIMARY   DILUTED   PRIMARY   DILUTED   PRIMARY   DILUTED
                                -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Net income....................  $1,915    $1,915    $4,504    $4,504    $1,453    $1,453    $  693    $  693    $1,305    $1,305
Adjustments to net income:
  Interest expense reduction
    net of 38% tax rate.......                                              25        25        18        18        --        --
  Interest income net of 38%
    tax rate..................                                              54        54        45        45        37        37
                                                                        ------    ------    ------    ------    ------    ------

Net income -- as adjusted:....   1,915     1,915     4,504     4,504     1,532     1,532       756       756     1,342     1,342

Weighted average common stock
  outstanding.................   4,437     4,437     4,452     4,452     4,495     4,495     4,456     4,456     4,554     4,554
Common stock equivalents......      30        40         8        47       344       344       353       353       483       483
Weighted average common stock
  and common stock
  equivalents.................   4,467     4,477     4,460     4,499     4,839     4,839     4,809     4,809     5,037     5,037

Net income per common stock
  and common stock
  equivalent:.................  $ 0.43    $ 0.43    $ 1.01    $ 1.00    $ 0.32    $ 0.32    $ 0.16    $ 0.16    $ 0.27    $ 0.27

Calculation of common stock
  equivalents:
  Options to purchase common
    stock.....................     201       201       709       709       666       666       666       666       813       813
  Common stock assumed
    purchased with potential
    proceeds..................    (171)     (161)     (701)     (662)     (322)     (322)     (313)     (313)     (330)     (330)
                                ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
  Common stock equivalents....      30        40         8        47       344       344       353       353       483       483
                                ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

Calculation of common stock
  assumed purchased with
  potential proceeds:
  Potential proceeds from
    exercise of options to
    purchase common stock.....  $  641    $  641    $2,978    $2,978    $1,530    $1,610    $1,409    $1,487    $1,815    $1,980
  Common stock price used
    under the treasury stock
    method....................    3.75      4.00      4.25      4.50      4.75      5.00      4.50      4.75      5.50      6.00
  Common stock assumed
    purchased with potential
    proceeds..................  $  171    $  161    $  701    $  662    $  322    $  322    $  313    $  313    $  330    $  330
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